Exhibit 99.1

Media contacts:			Investor/analyst contact:
Bobbie Egan	-or-	Dan Russo	Shannon Alberts
Alaska Airlines		Horizon Air	Alaska Air Group
(206) 392-5101		(206) 392-0218	(206) 392-5218

FOR IMMEDIATE RELEASE                                                                                                                           April 23, 2009

ALASKA AIR GROUP REPORTS FIRST QUARTER RESULTS
Alaska Airlines, Horizon Air announce new service charge for first checked bag with guarantee

First Quarter Financial Highlights:

•
Net loss, excluding special items, of $25.4 million, or $0.70 per share, compared to a net loss of $37.7 million, or $1.02 per share, in the first quarter of 2008. This compares to a First Call mean estimate of a $0.49 per-share loss.

•	A net loss under Generally Accepted Accounting Principles (GAAP) of $19.2 million, or $0.53 per share, compared to a net loss of $37.3 million, or $1.01 per share, in 2008.

•	$1.04 billion in unrestricted cash and marketable securities as of March 31, 2009.

    SEATTLE – Alaska Air Group, Inc. (NYSE: ALK) today reported a first quarter 2009 net loss of $19.2 million compared to a net loss of $37.3 million in the first quarter of 2008. Excluding mark-to-market fuel hedge gains of $10 million ($6.2 million after tax, or $0.17 per share), the company reported a net loss of $25.4 million, or $0.70 per share, compared to a net loss of $37.7 million, or $1.02 per share, in first quarter 2008.

    The following table summarizes the company’s net loss and amounts per share during the first quarter of 2009 and 2008 excluding adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting as reported in accordance with GAAP (in millions except per-share amounts):
	Three Months Ended March 31,
	2009		2008
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net loss and diluted EPS, excluding mark-to-market hedging adjustments	$(25.4)	$(0.70)	$(37.7)	$(1.02)
Adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, net of tax	6.2	0.17	0.4	0.01
Reported GAAP amounts	$(19.2)	$(0.53)	$(37.3)	$(1.01)

   “While our first quarter financial results improved over last year due to a significant decline in fuel cost, we’re disappointed to report a loss for the quarter. To minimize the impact of the steep decline in air travel demand, we have reduced our schedules, reallocated capacity and taken fare actions,” said Bill Ayer, Alaska Air Group's chairman and chief executive officer. “We are responding to the continued economic uncertainty by maintaining a healthy level of liquidity, retiming some capital expenditures, controlling costs, reducing capacity and actively pursuing revenue opportunities.”
    Alaska Airlines' mainline passenger traffic in the first quarter declined 7.7 percent on a 9.3 percent capacity decrease compared to the first quarter of 2008. Load factor increased 1.3 percentage points to 75.7 percent. Alaska’s mainline passenger revenue per available seat mile (ASM) decreased 2.0 percent and its operating cost per ASM, excluding fuel and the mark-to-market fuel hedge gains, increased 11.3 percent. Alaska’s total pretax loss for the quarter was $18.3 million, compared to a pretax loss of $39.8 million in the first quarter of 2008. Excluding mark-to-market fuel hedge gains, Alaska’s pretax loss was $26.6 million for the quarter compared to a pretax loss of $39.6 million in the same period of 2008.
    Horizon Air’s passenger traffic in the first quarter declined 20.4 percent on a 16.5 percent capacity decrease compared to the first quarter of 2008. Load factor declined by 3.3 percentage points to 66.6 percent. Horizon’s passenger revenue per ASM decreased 0.7 percent and its operating cost per ASM, excluding fuel and mark-to-market fuel hedge gains, increased 5.8 percent. Horizon’s total pretax loss for the quarter was $10.5 million, compared to a pretax loss of $17.6 million in the first quarter of 2008. Excluding mark-to-market fuel hedge gains, Horizon’s pretax loss was $12.2 million for the quarter compared to a pretax loss of $18.5 million in the first quarter of 2008.

    A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found at the end of this release.

First checked bag service charge and guarantee
    Alaska Airlines and Horizon Air also announced they will join nearly all major domestic carriers in charging for a first checked bag. The $15 service charge — effective July 7 for tickets purchased beginning May 1 — includes a guarantee to compensate passengers if their luggage is not  at baggage claim 25 minutes after their flight parks at the gate.
    “We’re adapting to a marketplace in which customers increasingly want the lowest fare possible, with the option to pay extra to use other services,” Ayer said. “We want to continue matching the lowest fare in the market without being at a revenue disadvantage to our competitors. But we’re also going to provide customers more value for what we’re charging through the bag service guarantee, which no other airline offers.”
    Customers whose luggage is not at baggage claim within 25 minutes after their flight parks at the gate will receive 2,500 Alaska Airlines Mileage Plan miles or an e-certificate worth $25 off a future flight.
    First class, MVP and MVP Gold Mileage Plan members, unaccompanied minors, military personnel on active duty and passengers traveling to or from Mexico City and Guadalajara, Mexico, will not be charged for a first checked bag. Customers traveling solely within the state of Alaska also will continue to be allowed three free checked bags.
    In conjunction with the change, the service charge for a third bag will drop from $100 to $50, so passengers who check three bags will pay a total of $90 instead of $125. The second checked bag charge will remain at $25. Passengers checking two bags will pay a total of $40. The fees for overweight and oversized bags, currently $50 or $75 depending on weight and size, also will not change.

    A conference call regarding the first quarter 2009 results will be simulcast via the Internet at 8:30 a.m. Pacific Time on April 23, 2009. It can be accessed through the company’s Web site at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com/investors.

    References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

    This news release contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008. Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

# # #

    Alaska Airlines and Horizon Air, subsidiaries of Alaska Air Group (NYSE: ALK), together serve more than 90 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction among Traditional Network Carriers (tie)” in the J.D. Power and Associates 2008 North America Airline Satisfaction StudySM. For reservations, visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at alaskaair.com/newsroom.

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,

	2009	2008
Operating Revenues:
Passenger	$684.1	$775.7
Freight and mail	19.4	22.2
Other - net	38.9	41.6
Total Operating Revenues	742.4	839.5

Operating Expenses:
Wages and benefits	246.0	244.7
Variable incentive pay	9.3	3.6
Aircraft fuel, including hedging gains and losses	157.7	282.0
Aircraft maintenance	59.7	58.0
Aircraft rent	38.0	43.6
Landing fees and other rentals	54.2	56.0
Contracted services	38.4	44.5
Selling expenses	25.0	34.5
Depreciation and amortization	52.8	49.3
Food and beverage service	11.6	12.3
Other	56.8	57.2
Fleet transition costs - Q200	4.8	5.8
Total Operating Expenses	754.3	891.5
Operating Loss	(11.9)	(52.0)

Nonoperating Income (Expense):
Interest income	8.3	10.3
Interest expense	(26.8)	(23.4)
Interest capitalized	2.8	6.5
Other - net	(2.0)	0.2
	(17.7)	(6.4)
Loss before income tax	(29.6)	(58.4)
Income tax benefit	(10.4)	(21.1)
Net Loss	$(19.2)	$(37.3)

Basic and Diluted Loss Per Share:	$(0.53)	$(1.01)
Shares Used for Computation:
Basic and Diluted	36.326	37.024

ALASKA AIR GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(in millions)	2009	2008

Cash and marketable securities	$1,043	$1,077

Total current assets	1,466	1,509
Property and equipment-net	3,127	3,168
Other assets	186	159
Total assets	$4,779	$4,836

Current liabilities	$1,286	$1,361
Long-term debt	1,619	1,596
Other liabilities and credits	1,217	1,217
Shareholders' equity	657	662
Total liabilities and shareholders' equity	$4,779	$4,836

Debt to Capitalization, adjusted for operating leases	80%:20%	81%:19%

Number of common shares outstanding	36.386	36.275

Alaska Airlines Financial and Statistical Data

	Three Months Ended March 31,

Financial Data (in millions):	2009		2008 (c)		% Change
Operating Revenues:
Passenger	$539.8		$607.3		(11.1)
Freight and mail	18.3		21.3		(14.1)
Other - net	33.2		34.4		(3.5)
Total mainline operating revenues	591.3		663.0		(10.8)
Passenger - purchased capacity	61.8		70.4		(12.2)
Total Operating Revenues	653.1		733.4		(10.9)

Operating Expenses:
Wages and benefits	197.4		192.1		2.8
Variable incentive pay	7.1		2.6		173.1
Aircraft fuel, including hedging gains and losses	131.9		233.7		(43.6)
Aircraft maintenance	46.3		42.1		10.0
Aircraft rent	26.5		28.2		(6.0)
Landing fees and other rentals	40.8		41.9		(2.6)
Contracted services	30.5		34.7		(12.1)
Selling expenses	19.1		26.5		(27.9)
Depreciation and amortization	43.3		38.8		11.6
Food and beverage service	11.0		11.7		(6.0)
Other	42.8		41.8		2.4
Total mainline operating expenses	596.7		694.1		(14.0)
Purchased capacity costs	62.7		76.7		(18.3)
Total Operating Expenses	659.4		770.8		(14.5)

Operating Loss	(6.3)		(37.4)

Interest income	10.1		13.1
Interest expense	(23.0)		(21.8)
Interest capitalized	2.5		5.9
Other - net	(1.6)		0.4
	(12.0)		(2.4)

Loss Before Income Tax	$(18.3)		$(39.8)

Mainline Operating Statistics:
Revenue passengers (000)	3,573		4,080		(12.4)
RPMs (000,000) "traffic"	4,179		4,526		(7.7)
ASMs (000,000) "capacity"	5,520		6,084		(9.3)
Passenger load factor	75.7%		74.4%		1.3 pts
Yield per passenger mile	12.92	¢	13.42	¢	(3.7)
Operating revenue per ASM	10.71	¢	10.90	¢	(1.7)
Passenger revenue per ASM	9.78	¢	9.98	¢	(2.0)
Operating expense per ASM	10.81	¢	11.41	¢	(5.3)
Operating expense per ASM excluding fuel (a)	8.42	¢	7.57	¢	11.3
GAAP fuel cost per gallon	$1.80		$2.72		(33.9)
Economic fuel cost per gallon (b)	$1.91		$2.72		(29.8)
Fuel gallons (000,000)	73.3		85.9		(14.7)
Average number of full-time equivalent employees	9,021		9,881		(8.7)
Aircraft utilization (blk hrs/day)	9.9		10.8		(8.3)
Average aircraft stage length (miles)	1,016		969		4.9
Operating fleet at period-end	112		115		(3) a/c

Purchased Capacity Operating Statistics:
RPMs (000,000)	215		267		(19.5)
ASMs (000,000)	316		363		(12.9)
Passenger load factor	68.0%		73.6%		(5.6) pts
Yield per passenger mile	28.74	¢	26.37	¢	9.0
Operating revenue per ASM	19.56	¢	19.39	¢	0.8
Operating expenses per ASM	19.84	¢	21.13	¢	(6.1)

(a) See page 9 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.
(b) See page 11 for a reconciliation of economic fuel cost.
(c) The first quarter of 2008 has been adjusted to reflect the correction of an error in the calculation of stock-based compensation.  The error resulted in an understatement of wages and benefits of $1.9 million in the first three months of 2008.  In accordance with SAB 108, the error has been corrected in this statement.

Horizon Air Financial and Statistical Data

	Three Months Ended March 31,

Financial Data (in millions):	2009	2008 (d)		% Change
Operating Revenues:
Passenger - brand flying	$86.6	$102.7		(15.7)
Passenger - capacity purchase arrangements	57.8	71.4		(19.0)
Total passenger revenue	144.4	174.1		(17.1)
Freight and mail	0.7	0.6		16.7
Other - net	1.7	2.5		(32.0)
Total Operating Revenues	146.8	177.2		(17.2)

Operating Expenses:
Wages and benefits	46.4	50.7		(8.5)
Variable incentive pay	2.2	1.0		120.0
Aircraft fuel, including hedging gains and losses	25.8	48.3		(46.6)
Aircraft maintenance	13.4	15.9		(15.7)
Aircraft rent	11.5	15.4		(25.3)
Landing fees and other rentals	13.7	14.4		(4.9)
Contracted services	7.5	8.0		(6.3)
Selling expenses	5.9	8.0		(26.3)
Depreciation and amortization	9.2	10.2		(9.8)
Food and beverage service	0.6	0.6		-
Other	11.0	12.8		(14.1)
Fleet transition costs	4.8	5.8		NM
Total Operating Expenses	152.0	191.1		(20.5)

Operating Loss	(5.2)	(13.9)

Interest income	0.4	1.4
Interest expense	(5.9)	(5.7)
Interest capitalized	0.3	0.6
Other - net	(0.1)	-
	(5.3)	(3.7)

Loss Before Income Tax	$(10.5)	$(17.6)

Combined Operating Statistics: (a)
Revenue passengers (000)	1,546	1,852		(16.5)
RPMs (000,000) "traffic"	524	658		(20.4)
ASMs (000,000) "capacity"	787	942		(16.5)
Passenger load factor	66.6%	69.9%		(3.3)pts
Yield per passenger mile	27.56 ¢	26.46	¢	4.2
Operating revenue per ASM	18.65 ¢	18.81	¢	(0.8)
Passenger revenue per ASM	18.35 ¢	18.48	¢	(0.7)
Operating expenses per ASM	19.31 ¢	20.29	¢	(4.8)
Operating expense per ASM excluding fuel (b)	16.04 ¢	15.16	¢	5.8
GAAP fuel cost per gallon	$1.78	$2.73		(34.8)
Economic fuel cost per gallon (c)	$1.90	$2.78		(31.7)
Fuel gallons (000,000)	14.5	17.7		(18.1)
Average number of full-time equivalent employees	3,382	3,851		(12.2)
Aircraft utilization (blk hrs/day)	8.3	8.3		0.0
Average aircraft stage length (miles)	315	345		(8.7)
Operating fleet at period-end	55	66		(11 a/c )

NM = Not Meaningful

(a) Represents combined information for all Horizon flights, including those operated under a Capacity Purchase Agreement (CPA) with Alaska. See page 10 for additional line of business information.
(b) See pages 10 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.
(c) See page 11 for a reconciliation of economic fuel cost.
(d) The first quarter of 2008 has been adjusted to reflect the correction of an error in the calculation of stock-based compensation. The error resulted in an understatement of wages and benefits of $0.4 million in the first three months of 2008. In accordance with SAB 108, the error has been corrected in this statement.

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of this measure of unit costs excluding fuel, purchased capacity costs, and other noted items may be important to investors for the following reasons:

•  By eliminating fuel expense and certain special items from our unit cost metrics, we believe that we have better visibility into the results of our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•  Cost per ASM excluding fuel and certain special items is one of the most important measures used by managements of both Alaska and Horizon and by the Air Group Board of Directors in assessing quarterly and annual cost performance. For Alaska Airlines, these decision-makers evaluate operating results of the “mainline” operation, which includes the operation of the B737 fleet branded in Alaska Airlines livery. The revenues and expenses associated with purchased capacity are evaluated separately.

•  Cost per ASM excluding fuel (and other items as specified in our plan documents) is an important metric for the employee incentive plan that covers company management and certain other employee groups.

•  Cost per ASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•  Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as fleet transition costs and restructuring charges, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•  Although we disclose our “mainline” passenger unit revenues for Alaska, we do not (nor are we able to) evaluate mainline unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total mainline operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.
(in millions, except for per ASM unit information)

	Three Months Ended March 31,

Mainline unit cost reconciliations:	2009	2008
Mainline operating expenses	$596.7	$694.1
Mainline ASMs	5,520	6,084

Mainline operating expenses per ASM	10.81 ¢	11.41 ¢

Mainline operating expenses	$596.7	$694.1
Less: aircraft fuel	(131.9)	(233.7)
Mainline operating expenses excluding fuel	$464.8	$460.4
Mainline ASMs	5,520	6,084
Mainline operating expenses per ASM excluding fuel	8.42 ¢	7.57 ¢

	Three Months Ended March 31,

Reconciliation to GAAP loss before taxes:	2009	2008
Loss before taxes, excluding mark-to-market hedging gains (losses)	$(26.6)	$(39.6)
Adjustments to reflect timing of gain or loss recognition resulting from
mark-to-market accounting on fuel hedges	8.3	(0.2)
GAAP loss before taxes as reported	$(18.3)	$(39.8)

Horizon Air Industries, Inc.
(in millions, except for per ASM unit information)
	Three Months Ended March 31,

Unit cost reconciliations:	2009	2008
Operating expenses	$152.0	$191.1
ASMs	787	942

Operating expenses per ASM	19.31¢	20.29¢

Operating expenses	$152.0	$191.1
Less: aircraft fuel	(25.8)	(48.3)

Operating expenses excluding fuel	$126.2	$142.8
ASMs	787	942

Operating expenses per ASM excluding fuel	16.04¢	15.16¢

Unit cost reconciliations-excluding Q200 fleet transition costs:
Operating expenses	$152.0	$191.1
Less: aircraft fuel	(25.8)	(48.3)
Less: fleet transition costs - Q200	(4.8)	(5.8)

Operating expenses excluding fuel and Q200 fleet transition costs	$121.4	$137.0
ASMs	787	942

Operating expenses per ASM excluding fuel and Q200 fleet transition costs	15.43¢	14.54¢

Reconciliation to GAAP loss before taxes:
Loss before taxes, excluding mark-to-market fuel hedging gains	$(12.2)	$(18.5)
Adjustments to reflect timing of gain or loss recognition resulting from
mark-to-market accounting on fuel hedges	1.7	0.9
GAAP loss before taxes as reported	$(10.5)	$(17.6)

Line of Business Information:
Horizon brand flying includes those routes in the Horizon system not covered by the Alaska Capacity Purchase Agreement (CPA). Horizon bears the revenue risk in those markets and, as a result, traffic, yield and load factor impact revenue recorded by Horizon. In the CPA arrangement, Horizon is insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity. As a result, yield and load factor information is not presented.

	Three Months Ended March 31, 2009

	Capacity and Mix					Load Factor		Yield			RASM
	Q1 2009 Actual (000,000)	Q1 2008 Actual (000,000)	Change Y-O-Y	Current % Total	Point Change Y-O-Y	Actual	Point Change Y-O-Y	Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand Flying	488	598	(18.4%)	62%	(1)	65.5%	(1.7)	27.09	¢	6.0%	18.24	¢	3.0%
Alaska CPA	299	344	(13.1%)	38%	1	NM	NM	NM		NM	NM		NM
System Total	787	942	(16.5%)	100%	-	66.6%	(3.3)	27.56	¢	4.2%	18.65	¢	(0.8%)

NM= Not Meaningful

Alaska Airlines Fuel Reconciliation
(in millions, except for per gallon amounts)

	Three Months Ended March 31,
	2009		2008
	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$118.8	$1.62	$257.7	$3.00
Minus gains, or plus the losses, during the period on settled hedges	21.4	0.29	(24.2)	(0.28)
Economic fuel expense	$140.2	$1.91	$233.5	$2.72
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting*	(8.3)	(0.11)	0.2	0.00
GAAP fuel expense	$131.9	$1.80	$233.7	$2.72
Fuel gallons	73.3		85.9

Horizon Air Fuel Reconciliation
(in millions, except for per gallon amounts)

	Three Months Ended March 31,
	2009		2008
	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$23.1	$1.59	$54.2	$3.06
Minus gains, or plus the losses, during the period on settled hedges	4.4	0.31	(5.0)	(0.28)
Economic fuel expense	$27.5	$1.90	$49.2	$2.78
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting*	(1.7)	(0.12)	(0.9)	(0.05)
GAAP fuel expense	$25.8	$1.78	$48.3	$2.73
Fuel gallons	14.5		17.7

* Includes gains or losses recognized during the current period for contracts settling in future periods and the reversal of cumulative gains or losses recognized in prior periods for contracts that settled in the current period.